Exhibit 10.98

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of December 31, 2004, by and between RF MONOLITHICS, INC. (the “Debtor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”) on behalf of itself and its Affiliates (the “Secured Party”).

PRELIMINARY STATEMENT

Debtor and Lender are entering into a Loan Agreement dated as of December 31, 2004 (as it may be amended, restated or modified from time to time, the “Loan Agreement”). Debtor is entering into this Pledge and Security Agreement (as it may be amended, restated or modified from time to time, the “Security Agreement”) in order to, among other things, induce Lender to enter into and extend credit to Debtor under the Loan Agreement.

ACCORDINGLY, Debtor and Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2 Terms Defined in Texas Uniform Commercial Code. Terms defined in the UCC (defined below) which are not otherwise defined in this Security Agreement are used herein as defined in the UCC as in effect on the date hereof.

1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph and the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” mean any “account,” as such term is defined in Section 9.102(a)(2) of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all rights of Debtor to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable (including Health Care Insurance Receivables) of Debtor, (c) all rights of Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, (f) all Chattel Paper, (g) all Instruments, and (h) all rights of Debtor as unpaid sellers of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to, or on account of an Account.

“Chattel Paper” means any “chattel paper”, as such term is defined in Section 9.102(a)(11) of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all Electronic Chattel Paper, Tangible Chattel Paper and all records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods, now owned or hereafter acquired by Debtor.

“Collateral” means all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Financial Assets, Letter of Credit Rights, Commercial Tort Claims, Fixtures, Investment Property, Instruments, Inventory, Health Care Insurance Receivables, Intellectual Property, Securities, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, Stock Rights and Other Collateral, wherever located, in which Debtor now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Commercial Tort Claims” means any “commercial tort claim”, as such term is defined in Section 9.102(a)(13) of the UCC, now owned or hereafter acquired by Debtor and in any event, shall include, without limitation, any claim now owned or hereafter acquired by Debtor, arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Control” shall have the meaning set forth in Section 9.115 of the UCC.

“Debtor” includes Debtor’s successors and assigns.

“Deposit Accounts” means any “deposit account”, as such term is defined in Section 9.102(a)(29) of the UCC, now owned or hereafter acquired by Debtor and in any event, shall include, without limitation, any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by Debtor, and any account which is a replacement or substitute for any of such accounts.

“Documents” means any “document”, as such term is defined in Section 9.102(a)(30) of the UCC, now owned or hereafter acquired by Debtor, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in Section 9.102(a)(31) of the UCC, now owned or hereafter acquired by Debtor.

“Equipment” means any “equipment”, as such term is defined in Section 9.102(a)(33) of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures and vehicles now owned or hereafter acquired by Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

“Financial Assets” means any “financial asset”, as such term is defined in Section 8.102(a)(9) of the UCC, now owned or hereafter acquired by Debtor.

“Fixtures” means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

“General Intangibles” means any “general intangibles”, as such term is defined in Section 9.102(a)(42) of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor’s trade secrets, trademarks, Intellectual Property, registrations, renewal rights, goodwill franchises, licenses, permits, proprietary information, customer lists, designs, and inventions, (b) all of Debtor’s books, records, data, plans, manuals, computer software, and computer programs, (c) all of Debtor’s contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts, certificates of deposit, and investment property, (d) all rights of Debtor to payment under letters of credit and similar agreements, (e) all tax refunds and tax refund claims of Debtor, (f) all choses in action and causes of action of Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor, (g) all rights and claims of Debtor under warranties and indemnities, and (h) all rights of Debtor under any insurance, surety, or similar contract or arrangement.

“Health Care Insurance Receivable” means any “health care insurance receivable”, as such term is defined in Section 9.102(a)(46) of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, any interest in or claim under a policy of insurance that is a right to payment of a monetary obligation for health care goods or services provided, whether now owned or hereafter acquired by Debtor.

“Instrument” means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC, now owned or hereafter acquired by Debtor, other than stock and other securities, and in any event, shall include, without limitation, all promissory notes, drafts, bills of exchange and trade acceptances of Debtor, whether now owned or hereafter acquired.

“Intellectual Property” means the copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other intellectual property now owned or hereafter acquired by Debtor.

“Inventory” means any “inventory”, as such term is defined in Section 9.102(a)(48) of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all goods and other personal property of Debtor that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of Debtor, (c) all wrapping, packaging, advertising, and shipping materials of Debtor, (d) all goods that have been returned to, repossessed by, or stopped in transit by Debtor, and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property”, as such term is defined in Section 9.102(a)(49) of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account; (d) any commodity contract; and (e) any commodity account.

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in Section 9.102(a)(51) of the UCC, now owned or hereafter acquired by Debtor, and in any event, shall include, without limitation, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance (but shall not include any right of a beneficiary to demand payment or performance under a letter of credit), now owned or hereafter acquired by Debtor.

“Obligations” means:

(a) Debtor’s obligations and indebtedness under the Loan Agreement, each Loan Document and this Security Agreement;

(b) all future advances by Lender or its Affiliates to Debtor;

(c) all costs and expenses, including, without limitation, all reasonable attorneys’ fees and legal expenses, incurred by Lender or its Affiliates to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Security Agreement;

(d) all other obligations, indebtedness, and liabilities of Debtor to Lender or its Affiliates, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several;

(e) all amounts owed under any extension, renewal, or modification of any of the foregoing; and

(f) any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations due do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

“Other Collateral” means any property of Debtor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Financial Assets Instruments, Letter-of-Credit Rights, Commercial Tort Claims, Inventory, Investment Property, Pledged Securities, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of Debtor other than real estate.

“Pledged Securities” means 100% of all capital stock (or other equity interests) now or in the future issued by each present and future Subsidiaries.

“Proceeds” means any “proceeds,” as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Secured Obligations” means the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

“Security” has the meaning set forth in 8.102(a)(15) of the UCC.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which Debtor now has or hereafter acquires any right, issued by an issuer of such securities.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in Section 9.102(a)(79) of the UCC, now owned or hereafter acquired by Debtor.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Security Interest. Debtor hereby pledges, assigns and grants to Secured Party (including their Affiliates), a security interest in all of Debtor’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. If the security interest granted hereby in any rights of Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition.

2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to Secured Party that:

3.1 Title, Etc. Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6. This Security Agreement constitutes a legal, valid and binding obligation of Debtor and creates a security interest which is enforceable against Debtor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the office of the Secretary of State of Delaware, Secured Party will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.6.

3.2 [Intentionally Omitted.]

3.3 Principal Location. Debtor’s mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, is the address for notices provided for in the Loan Agreement. Debtor has no places of business except those disclosed in writing to the Secured Party.

3.4 Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations disclosed in writing to the Secured Party.

3.5 Deposit, Commodity, and Securities Account. Debtor will identify all deposit, commodity, and securities accounts owned by Debtor and the institutions holding such accounts upon request by the Secured Party and at all times while an Event of Default exists. No Person other than Debtor has control over any Investment Property.

3.6 [Intentionally Omitted.]

3.7 No Other Names. Debtor has not conducted business under any name except the name in which it has executed this Security Agreement.

3.8 [Intentionally Omitted.]

3.9 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of Debtor relating thereto and in all invoices and reports with respect thereto furnished to Secured Party by Debtor from time to time. As of the time when each Account or each item of Chattel Paper arises, Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.10 No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming Debtor as debtor has been filed in any jurisdiction except (i) financing statements naming the Secured Party as the secured party, and (ii) as permitted by Section 4.1.6.

3.11 Federal Employer Identification Number. Debtor’s Federal employer identification number is 75-1638027.

3.12 Pledged Securities and Other Investment Property. Upon request of the Secured Party and at all times while an Event of Default exists, Debtor shall provide a complete and accurate list of the Instruments, Securities and other Investment Property owned by Debtor. Debtor represents and warrants that (i) all Instruments, Securities or other types of Investment Property owned by it which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to the Secured Party representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, Debtor has so informed Secured Party so that Secured Party may take steps to perfect its security interest therein as a General Intangible.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1 General.

4.1.1 Inspection. Debtor will permit Secured Party, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of Debtor relating to the Collateral and (iii) to discuss the Collateral and the related records of Debtor with, and to be advised as to the same by, Debtor’s officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as Secured Party may determine, and, subject to the provisions of the Loan Agreement, all at Debtor’s expense.

4.1.2 Taxes. Debtor will comply with Section 7.4 of the Loan Agreement.

4.1.3 Records and Reports. Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral as Secured Party shall from time to time reasonably request. Debtor will note in its books and records the security interest of Secured Party under this Security Agreement.

4.1.4 Financing Statements and Other Actions; Defense of Title. Debtor will execute and deliver to Secured Party all financing statements and other documents and take such other actions as may from time to time be requested by Secured Party in order to maintain a first perfected security interest in and, in the case of Investment Property, Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of, the Collateral. Debtor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. Debtor will not sell, lease or otherwise dispose of the Collateral except (i) when no Event of Default is continuing, dispositions specifically permitted pursuant to the Loan Agreement, (ii) while an Event of Default exists and Debtor receives a notice from Secured Party instructing Debtor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as Debtor receives a notice from Secured Party pursuant to Article VII, proceeds of Inventory and Receivables collected in the ordinary course of business.

4.1.6 Liens. Debtor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted pursuant to the Loan Agreement.

4.1.7 Change in Location, Jurisdiction of Organization or Name. Debtor will not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof being disposed of as permitted by Section 4.1.5) at a location other than a location known to the Secured Party in writing, (ii) maintain records relating to the Receivables at a location other than at the address for notices specified in the Loan Agreement, (iii) change its name or taxpayer identification number, (iv) change its mailing address, or (v) change its jurisdiction of organization, in each instance unless Debtor shall have given Secured Party not less than 20 days’ prior written notice thereof and such change will not adversely affect the validity, perfection or priority of Secured Party’s security interest in the Collateral.

4.1.8 Other Financing Statements. Debtor will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

4.2 Receivables.

4.2.1 Certain Agreements on Receivables. Debtor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable included in the Borrowing Base or, to the extent included in the Borrowing Base, accept in satisfaction of a Receivable less than the original amount thereof, except that, unless an Event of Default exists, Debtor may grant discounts, credits, rebates or other reductions in connection with Accounts arising from the sale of Inventory in good faith in accordance with its present policies and the ordinary course of business so long as the amounts thereof are promptly deducted from the Borrowing Base.

4.2.2 Collection of Receivables. Except as otherwise provided in this Security Agreement, Debtor will collect and enforce, at Debtor’s sole expense, all amounts due or hereafter due to Debtor under the Receivables.

4.2.3 Delivery of Invoices. Debtor will deliver to Secured Party immediately upon its request during the continuance of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Secured Party shall specify.

4.2.4 Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii)to the knowledge of Debtor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, Debtor will disclose such fact to Secured Party in writing in connection with the inspection by the Secured Party of any record of Debtor relating to such Receivable and in connection with any invoice or report (including Borrowing Base Reports) furnished by Debtor to Secured Party relating to such Receivable.

4.3 Inventory and Equipment.

4.3.1 Maintenance of Goods. Debtor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment as required in Section 7.3 of the Loan Agreement.

4.3.2 Insurance. Debtor will comply with Section 7.5 of the Loan Agreement.

4.3.3 [Intentionally Omitted.]

4.3.4 Safekeeping of Inventory. Secured Party shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory, except to the extent that Debtor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of Secured Party. All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by Debtor.

4.3.5 [Intentionally Omitted.]

4.3.6 [Intentionally Omitted.]

4.4 Instruments, Securities, Chattel Paper, and Documents. Debtor will (i) deliver to Secured Party immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist) to the extent they evidence a right to payment or have an aggregate value in excess of $5,000, (ii) hold in trust for Secured Party upon receipt and immediately thereafter deliver to Secured Party (x) any Chattel Paper, Securities and Instruments constituting Collateral or (y) a Control Agreement, as applicable, to the extent they evidence a right to payment or have an aggregate value in excess of $5,000, and (iii) upon Secured Party’s request, deliver to Secured Party (and thereafter hold in trust for Secured Party upon receipt and immediately deliver to Secured Party) any Document evidencing or constituting Collateral. While an Event of Default exists, the dollar limitations found in the preceding sentence shall not apply.

4.5 Uncertificated Securities and Certain Other Investment Property. Debtor will permit Secured Party from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral with an aggregate value in excess of $5,000 to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Secured Party granted pursuant to this Security Agreement. Debtor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and

(ii) any financial intermediary which is the holder of any Investment Property, to cause Secured Party to have and retain Control over such Securities or other Investment Property with an aggregate value in excess of $5,000. Without limiting the foregoing, Debtor will, with respect to Investment Property with an aggregate value in excess of $5,000 held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Secured Party in form and substance satisfactory to Secured Party.

4.6 Stock and Other Ownership Interests.

4.6.1 Changes in Capital Structure of Issuers. Without the consent of Secured Party while an Event of Default exists, Debtor will not vote any of the Instruments, Securities or other Investment Property in favor of any resolution, consent or motion to dissolve, liquidate, retire any Instruments, Securities or Investment Property evidencing ownership, reduce its capital or merge or consolidate with any other entity.

4.6.2 Issuance of Additional Securities. Without the consent of Secured Party while an Event of Default exists, Debtor will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to Debtor or proportionally (including with respect to the Debtor’s interest).

4.6.3 Registration of Pledged Securities and other Investment Property. Debtor will permit any registerable Collateral to be registered in the name of Secured Party or its nominee at any time while an Event of Default continues.

4.6.4 Exercise of Rights in Pledged Securities and other Investment Property. Debtor will permit Secured Party or its nominee at any time while an Event of Default continues, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

4.6.5 Issuance of Securities. Debtor shall not permit any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral to at any time constitute a Security or consent to the issuer of any such interests taking any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to Secured Party and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) Secured Party has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

4.7 Accounts.

4.7.1 Account Warranties. Debtor warrants and represents that (i) Secured Party may, in determining which Accounts listed on any Borrowing Base Report are Eligible Accounts, rely without independent investigation on all statements or representations made by it on or with respect to any such Borrowing Base Report and, (ii) unless otherwise indicated in writing by Debtor (in which case such Account shall not be considered an Eligible Account), each of the criteria set forth in the definition of “Eligible Account” has been met with respect to each Account included as an Eligible Account on any Borrowing Base Report.

4.7.2 Verification of Accounts. Secured Party shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

4.7.3 Disputed Accounts; Limitation on Modification of Accounts. Debtor shall give Secured Party prompt written notice of any Accounts in excess of $25,000 previously shown as Eligible Accounts on a Borrowing Base Report which are in dispute between any Account Debtor and Debtor. Each Borrowing Base Report shall identify all disputed Accounts (which shall not be included as Eligible Accounts) and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy. Debtor will not, without Secured Party’s prior written consent, grant any extension of the time for payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Debtor, except that, unless an Event of Default exists, Debtor may grant discounts, credits, rebates or other reductions in connection with Accounts arising from the sale of Inventory in good faith in accordance with its present policies and the ordinary course of business so long as the amounts thereof are promptly deducted from the Borrowing Base.

4.7.4 Appointment of the Agent as Attorney-in-Fact. Debtor hereby irrevocably designates, makes, constitutes and appoints Secured Party (and all persons designated by Secured Party), exercisable during the continuance of an Event of Default, as its true and lawful attorney-in-fact, and authorizes Secured Party, in Debtor’s or Secured Party’s name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Secured Party deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (ix) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in Secured Party’s account on account of the Obligations; (x) endorse Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (xi) sign Debtor’s name on any verification of Accounts and notices thereof to Account Debtor; (xii) notify the post office authorities to change the address for delivery of Debtor’s mail to an address designated by Secured Party, have access to any lock box or postal box into which any of Debtor’s mail is deposited, and open and dispose of all mail addressed Debtor, and (xiii) do all acts and things which are necessary, in Secured Party’s sole discretion, to fulfill Debtor’s obligations under this Security Agreement.

4.7.5 Notice to Account Debtor. Secured Party may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to Debtor, notify any or all Account Debtors that the Accounts have been assigned to Secured Party and that Secured Party has a security interest therein. Secured Party may direct any or all Account Debtors to make all payments upon the Accounts directly to Secured Party. Secured Party shall furnish Debtor with a copy of such notice.

4.8 Deposit Accounts. Debtor will (i) upon Secured Party’s request, notify each bank or other financial institution in which it maintains a Deposit Account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to Secured Party hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon Secured Party’s request, deliver to each such bank or other financial institution a control agreement, in form and substance acceptable to Secured Party, transferring dominion and control over each such account to Secured Party.

4.9 [Intentionally Omitted.]

4.10 Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC).

4.11 Mortgagee’s and Landlord Waivers. Debtor shall cause each mortgagee of real property owned by Debtor (upon request by Secured Party) and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives their rights, if any, in the Collateral.

4.12 Compliance with Agreements. Debtor shall comply with Section 7.9 of the Loan Agreement.

4.13 Compliance with Laws. Debtor shall comply with Section 7.8 of the Loan Agreement.

4.14 Commercial Tort Claims. If Debtor at any time holds or acquires Commercial Tort Claims in excess of $100,000 in the aggregate, Debtor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in writing a security interest therein or lien thereon and in the Proceeds thereof, in form and substance satisfactory to Secured Party.

4.15 Letters-of-Credit Rights. If Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor with a face amount of $10,000 or more or that, when aggregated with all other such letters of credit, exceeds $25,000 or more in the aggregate, Debtor shall promptly notify Secured Party thereof in writing and, at Secured Party’s request while an Event of Default exists, Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit or (b) arrange for Secured Party to become the transferee beneficiary of the letter of credit.

4.16 Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, (a) the execution and filing of such financing statements as Secured Party may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Debtor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

ARTICLE V

DEFAULT

5.1 Acceleration and Remedies. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement or any other Loan Document, Secured Party may exercise any or all of the following rights and remedies:

5.1.1 Those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to Secured Party prior to an Event of Default.

5.1.2 Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.1.3 Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.

5.2 Debtor’s Obligations Upon Event of Default. Upon the request of Secured Party after the occurrence and during the continuance of an Event of Default, Debtor will:

5.2.1 Assembly of Collateral. Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.

5.2.2 Secured Party Access. Permit Secured Party, by Secured Party’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.3 License. Secured Party is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit. In addition, Debtor hereby irrevocably agrees that Secured Party may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor’s Inventory directly to any Person, including without limitation Persons who have previously purchased Debtor’s Inventory from Debtor and in connection with any such sale or other enforcement of Secured Party’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to Debtor and any Inventory that is covered by any copyright owned by or licensed to Debtor and Secured Party may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1 Lockboxes. Upon request of Secured Party, Debtor shall execute and deliver to Secured Party irrevocable lockbox agreements in the form provided by or otherwise acceptable to Secured Party, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Secured Party granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at Secured Party.

7.2 Collection of Receivables. Upon the occurrence and continuation of a an Event of Default, Secured Party may at any time in its sole discretion, by giving Debtor written notice, elect to require that the Receivables be paid directly to Secured Party. In such event, Debtor shall, and shall permit Secured Party to, promptly notify the Account Debtors or obligors under the Receivables of the Banks’ interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to Secured Party. Upon receipt of any such notice from Secured Party, Debtor shall thereafter hold in trust for Secured Party, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to Secured Party all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Secured Party shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

7.3 Special Collateral Account. Secured Party may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with Secured Party and held there as security for the Secured Obligations. Debtor shall not have control whatsoever over said cash collateral account. If no Event of Default has occurred or is continuing, Secured Party shall from time to time deposit the collected balances in said cash collateral account into Debtor’s general operating account with Secured Party. If any Event of Default has occurred and is continuing, Secured Party may, from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4 Application of Proceeds. After the occurrence and during the continuation of an Event of Default, the proceeds of the Collateral shall be applied by Secured Party to payment of the Secured Obligations in such manner and order as Secured Party may elect in its sole discretion.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notice of Disposition of Collateral. Any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to Debtor, addressed as set forth in Article IX, at least 10 days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

8.2 Compromises and Collection of Collateral. Debtor and Secured Party recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, Debtor agrees that Secured Party may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Secured Party in its discretion shall determine or abandon any Receivable, and any such action by Secured Party shall be commercially reasonable so long as Secured Party acts in good faith based on information known to it at the time it takes any such action.

8.3 Secured Party Performance of Debtor’s Obligations. Without having any obligation to do so, Secured Party may perform or pay any obligation which Debtor has agreed to perform or pay in this Security Agreement and Debtor shall, reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 8.3. Debtor’s obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4 Authorization for Secured Party to Take Certain Action. Debtor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoints Secured Party as its attorney in fact (i) to execute on behalf of Debtor as debtor and to file financing statements necessary or desirable in the Secured Party’s sole discretion to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Secured Party Control over such Securities or other Investment Property, (v) after the occurrence and during the continuance of an Event of Default, to enforce payment of the Receivables in the name of Secured Party or Debtor, (vi) to apply the proceeds of any Collateral received by Secured Party to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection therewith, provided that this authorization shall not relieve Debtor of any of its obligations under this Security Agreement or under the Loan Agreement.

8.5 Specific Performance of Certain Covenants. Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.4, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of Debtor contained in this Security Agreement, that the covenants of Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against Debtor.

8.6 Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall be entitled to possess and use any premises owned or leased by Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Debtor for such use and occupancy.

8.7 Dispositions Not Authorized. Debtor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between Debtor and the Secured Party or other conduct of the Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

8.8 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Debtor, Secured Party and their respective successors and assigns, except that Debtor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party.

8.9 Survival of Representations. All representations and warranties of Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10 Taxes and Expenses. Debtor will comply with Section 11.1 of the Loan Agreement.

8.11 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of Secured Party which would give rise to any Secured Obligations are outstanding.

8.13 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between Debtor and Secured Party relating to the Collateral and supersedes all prior agreements and understandings between Debtor and Secured Party relating to the Collateral.

8.14 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.15 INDEMNITY. DEBTOR HEREBY AGREES TO INDEMNIFY SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT SECURED PARTY IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SECURED PARTY OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY THE SECURED PARTY OR DEBTOR, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL EXCUSE SECURED PARTY FROM RESPONSIBILITY FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement.

9.2 Change in Address for Notices. Each Debtor and Secured Party may change the address for service of notice upon it by a notice in writing to the other parties as provided for in the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Pledge and Security Agreement as of the date first above written.

DEBTOR:

RF MONOLITHICS, INC.

By:	/s/ Harley E. Barnes III
Harley E. Barnes III
Chief Financial Officer

SECURED PARTY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas J. Krueger
Thomas J. Krueger
Vice President